Exhibit 10.2

Second Amendment to Employment Agreement

This Second Amendment (“Second Amendment”), to the Employment Agreement (the “Agreement”) dated February 17, 2023 between Usio, Inc. (“Company”) and Greg Carter (“Executive”) is entered into this June 17, 2026, and is made part of the Agreement which is hereby amended as follows:

1.         Definitions.  All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.         Entire Agreement.  Except as expressly modified by this Second Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of Company and Executive.

3.         Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

4.         Section References.  Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

5.          Now, therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged:

a.    SCHEDULE 4(a) of the Agreement is hereby replaced in its entirety with:

Base Salary: $300,000 per annum and increased to $325,000 per annum on August 3, 2026

Override/Commissions: 10% override to be paid quarterly and calculated against the actual cash commissions paid to salespersons under direct management of Employee and for only commissions paid on products and services related to “Payment Acceptance”.

The Employee will be allowed to participate in any future stock options or stock grants as approved and calculated by the Company’s executive compensation committee and/or CEO.

6.          This Second Amendment amends the Agreement as set forth herein. All previously existing obligations under the Agreement are hereby reaffirmed in all respects.

In witness thereof, the parties hereto have caused this Second Amendment to the Agreement to be executed on the day and year first above written.

Usio, Inc.                                                                        Executive

By: /s/ Michelle Miller                                                   By: /s/ Greg Carter

Name: Michelle Miller                                                   Name: Greg Carter

Title: Chairperson of the

Compensation Committee